UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2021

CYREN LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	000–26495	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Ha-Menofim St., 5th Floor Herzliya, Israel	4672561
(Address of Principal Executive Offices)	(Zip Code)

011–972–9–863–6888

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value ILS 0.15 per share	CYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2021, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors, pursuant to which we agreed to sell and issue, in a registered direct offering (the “Offering”), 12,000,000 of our ordinary shares, par value ILS 0.15 per share (the “Ordinary Shares”), at a purchase price of $1.15 per share. The Ordinary Shares were issued by us pursuant to a prospectus supplement dated as of February 11, 2021, which was filed with the Securities and Exchange Commission (the “Prospectus Supplement”) in connection with our shelf registration statement on Form S-3 (File No. 333- 233316), which became effective on August 20, 2019, and the base prospectus included therein (such registration statement, prospectus and prospectus supplement, collectively, the “Registration Statement).

The Securities Purchase Agreement contains representations, warranties, indemnifications and other provisions customary for transactions of this nature.

We entered into an engagement agreement (the “Engagement Agreement”) with H.C. Wainwright & Co., LLC, who has agreed to serve as the placement agent (the “Placement Agent”) in connection with the Offering. We agreed to pay the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds from the Offering. We also agreed to pay the Placement Agent a management fee equal to 1% of the aggregate gross proceeds from the Offering, $35,000 for non-accountable expenses, up to $50,000 fees and expenses of legal counsel and other out-of-pocket expenses and up to $15,950 for clearing expenses.

We also agreed to issue to the Placement Agent or its designees warrants (“Placement Agent Warrants”) to purchase up to 720,000 ordinary shares (the “Warrant Shares”), representing 6% of the aggregate number of Ordinary Shares sold in the Offering. The Placement Agent Warrants will have an exercise price equal to $1.4375, or 125% of the offering price, per ordinary share and will be exercisable commencing on August 16, 2021 for five years from the effective date of the Offering.

The closing of the Offering occurred on February 16, 2021. We are expected to receive gross proceeds of approximately $13.8 million in connection with the Offering. The net proceeds received by us from the transaction will be used for working capital and general corporate purposes.

The foregoing descriptions of the Securities Purchase Agreement, the Engagement Agreement and the Placement Agent Warrants are not complete and are subject to, and qualified in their entirety by, the full text of such documents, copies of which are attached as Exhibits 10.1, 10.2, and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the opinion of Yigal Arnon & Co. regarding the validity of the Ordinary Shares and the Warrant Shares is filed as Exhibit 5.1 to this Report on Form 8-K and is incorporated by reference into the Registration Statement.

This Current Report on Form 8-K does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for the person to make the offer or solicitation.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibits

4.1	Form of Placement Agent Warrant

5.1	Opinion of Yigal Arnon & Co.

10.1	Form of Securities Purchase Agreement, dated February 11, 2021, by and among Cyren Ltd. and the purchasers named therein

10.2	Engagement Agreement, dated February 10, 2021, by and between Cyren Ltd. and H.C. Wainwright & Co, LLC

23.1	Consent of Yigal Arnon & Co. (set forth in Exhibit 5.1)

99.1	Press release issued by Cyren Ltd. on February 11, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYREN LTD.

Dated: February 16, 2021
	By:	/s/ Kenneth Tarpey
	Name:	Kenneth Tarpey
	Title:	Chief Financial Officer

3